                         UNITED STATES LICENSE AGREEMENT



         THIS AGREEMENT is made as of the 7th day of February 1997 by and between BIOMATRIX, INC., a Delaware corporation, having its principal office at 65 Railroad Avenue, Ridgefield, New Jersey 07657, U.S.A. ("Biomatrix") and AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation having its principal office at Five Giralda Farms, Madison, New Jersey 07990, U.S.A., acting through its unincorporated Wyeth-Ayerst Laboratories division (such entities are together defined herein as "Wyeth").

         WHEREAS, Biomatrix is engaged in the development and manufacture of the Products (as hereinafter defined);

         WHEREAS, Wyeth desires to enter into an exclusive (except as provided herein) license to market and sell Products and Extended Products (as hereinafter defined) in the Territory (as hereinafter defined), and Biomatrix is willing to grant such rights to Wyeth;

         WHEREAS, on the terms and subject to the conditions set forth in the Supply Agreement (as hereinafter defined), Wyeth desires to purchase from Biomatrix, and Biomatrix desires to sell to Wyeth, Wyeth's requirements of Products and Extended Products in the Territory; and

         WHEREAS, as of the date hereof, Biomatrix and Wyeth are entering into the International Agreement (as defined below), the Supply Agreement (as defined below) and the Trademark Agreement (as defined below);

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

         1. DEFINITIONS. In this Agreement, the following words and expressions shall have the following meanings:

         1.1. "Additional Period" shall mean that term as defined in Section
3.1.

         1.2. "Affiliate" shall mean, with respect to any party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party, but only for so long as such relationship exists.

         1.3. "Commercial Sales" means those sales by Wyeth or its Affiliates to non-affiliated third-party purchasers that shall have commenced with defined prices and are supported by normal sales promotion activities.

         1.4. "Competing Product" shall mean any

                                       *

         1.5. "Confidential Information" shall mean that term as defined in
Section 8.1.

         1.6. "Contract Quarter" shall mean, with respect to the Territory, the three (3) month period commencing on the first day of the first fiscal quarter beginning immediately after the Launch Date in the Territory (unless the Launch Date is the first day of a fiscal quarter, in which case the first Contract Quarter shall commence on such day) and ending on the last day of the fiscal quarter and each fiscal quarter thereafter throughout the term of this Agreement.

         1.7. "Contract Year" shall mean, with respect to the Territory, the twelve (12) month period commencing on the first day of the first fiscal quarter beginning immediately after the Launch Date in the Territory (unless the Launch Date is the first day of a fiscal quarter, in which case the first Contract Year shall commence on such day) and each separate successive twelve (12) month period thereafter.

         1.8. "Designee" shall mean a designee contract field sales force.

         1.9. "Development Program" shall mean the development program as set forth in Section 6 hereof.

         1.10. "Effective Date" shall have the meaning set forth in Section 25 hereof.

         1.11. "Employment Costs" shall mean, with respect to any employee of Biomatrix, for any period, the aggregate amount of

                                        *


         1.12. "Extended Product" shall mean

                                        *


         1.13. "Field" shall mean the

                                       *


         1.14. "Improvements" shall mean

                                       *



         *Confidential portions have been omitted and filed separately with the Commission.

         1.15. "Initial Product" shall mean hylan gel-fluid 20 (hylan G-F 20) Synvisc currently approved as a device with a CE mark for the intra-articular treatment by viscosupplementation of osteoarthritis of the knee, to be supplied in pre-filled syringes packaged ready for use, complying with Product Approvals in the Territory as a device.

         1.16. "Initial Product Specifications" shall mean the specifications for the Initial Product set forth in Exhibit A, as such specifications may be modified from time to time by agreement of the parties to reflect Improvements.

         1.17. "Launch Date" shall mean, with respect to the Territory, the date of national introduction for commercial sale of the Product by Wyeth or an Affiliate of Wyeth in the Territory.

         1.18. "Net Revenues" shall mean for a specified period the total gross invoice price received from the sale of all Products and Extended Products by Wyeth and its Affiliates in the Territory during such period to non-Affiliated wholesalers, hospitals, retail pharmacies, patients and other third party purchasers,

                                        *


Such amounts shall be determined from the books and records of Wyeth and its Affiliates maintained in accordance with generally accepted accounting principles, consistently applied.

         1.19.      "New Product" shall mean

                                        *


         1.20. "Non-competition Period" shall mean the period commencing on the Effective Date and continuing until

                                        *

thereafter.

         1.21. "Patents" shall mean Letters Patent or similar statutory rights relating to any Products (including any continuation-in-part, continuation or division thereof or substitute thereof), and patent applications which are pending as of the Effective Date, in each case as set forth in Exhibit B hereto, together with any grant of patent term extensions therefor if and when such are granted.






         *Confidential portions have been omitted and filed separately with the Commission.

         1.22. "Person" or "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         1.23. "Product Approvals" shall mean those regulatory approvals required for promotion, pricing, marketing and sale of a Product or Extended Product in the Territory.

         1.24. "Product(s)" shall mean the Initial Product, together with any Improvements (as defined in Section 1.14) to the Initial Product.

         1.25. "Product Specialist" shall mean that terms as defined in Section 9.10.

         1.26. "Reimbursement Approvals" shall mean any and all governmental and other approvals necessary for the buyer of Products or Extended Products to claim reimbursement for the purchase of the Products or Extended Products from private or public health insurance organizations in the Territory.

         1.27. "Supply Agreement" shall mean the Supply Agreement of even date herewith by and between Biomatrix (or one of its Affiliates) and Wyeth (or one of its Affiliates) as the same may be amended, supplemented, modified or restated and as in effect from time to time, and any replacement supply agreement with respect to Products and Extended Products by and between Biomatrix (or one of its Affiliates) and Wyeth (or one of its Affiliates).

         1.28. "Territory" shall mean the United States and its possessions.

         1.29. "Trademarks" shall mean (i) the trademark Synvisc(R) and each other mark, trademark or service mark described on Exhibit B hereto, and (ii) any other marks, trademarks or service marks, as may be agreed upon in writing from time to time by the parties hereto for use by Wyeth in connection with the promotion, marketing and sale of the Product under this Agreement.

         1.30. "Trademark Agreement" shall mean the Trademark License Agreement of even date herewith by and between Biomatrix (or one of its Affiliates) and Wyeth (or one of its Affiliates) as the same may be amended, supplemented, modified or restated and as in effect from time to time, and any replacement Trademark License Agreement by and between Biomatrix and Wyeth.

         1.31. "Unit" shall mean, with respect to the Initial Product, a 2.0 ml syringe of the Initial Product.

         1.32. "International Agreement" shall mean the agreement of even date herewith by and between Biomatrix (or one of its Affiliates) and Wyeth (or one of its Affiliates) relating to the marketing of Products and Extended Products in the Regions as defined therein, as the same may be amended, supplemented, modified or restated and as in effect from time to time.

         1.33. "United States Consumer Price Index" shall mean the Consumer Price Index, All Items, United States, as published by the Bureau of Labor Statistics.

         1.34. "U.S. Dollars" and "US$" shall mean the lawful currency of the United States of America.

         2. GRANT OF RIGHTS; ACCEPTANCE; EXCLUSIVITY; CERTAIN PAYMENTS.

         2.1. Grant of License.

         (a) Subject to the terms and conditions hereinafter set forth, Biomatrix hereby grants to Wyeth an exclusive (except as to Biomatrix's right to promote, market and sell the Products and Extended Products as set forth in Sections 2.3 and 9.10) license (without the right to appoint sub-licensees, sub-agents or subdistributors) under the Patents to import, promote, market, offer for sale and sell Products and Extended Products for use in the Field within the Territory. Such Products and Extended Products shall be packaged and supplied by Biomatrix or an Affiliate of Biomatrix to Wyeth pursuant to the Supply Agreement.

         (b) Except as specifically provided to the contrary herein, the foregoing license shall not be construed (i) to effect any sale of proprietary Biomatrix technology, (ii) to grant any license relating to Biomatrix's proprietary methods of formulating, fabricating and manufacturing the Products and Extended Products, (iii) to grant Wyeth any rights in or to the use of any proprietary technology or Patents, or Trademarks of Biomatrix by implication or otherwise. During the term of this Agreement Wyeth shall neither seek customers for the Products or Extended Products outside the Territory except as provided in the International Agreement, nor establish any branch or maintain any distribution facilities outside the Territory for the promotion, marketing, sale or distribution of Products or Extended Products outside the Territory except as provided in the International Agreement.

         2.2. Acceptance of Obligations;

                                        *


         (a) Wyeth hereby accepts the license granted in section 2.1 above and hereby agrees to use

                                        *

(as defined below), at all times during the term of this Agreement, to import, promote, market, offer for sale and sell the Products and Extended Products in the Territory.

                                        *

         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

Wyeth shall promote the sale of Products and Extended Products through its sales force, which shall receive training and support and have skills and resources commensurate with those of Wyeth's sales force for other products which are of a similar nature as the Products and Extended Products. Wyeth has no authority to appoint any subagent, subdistributor, or other person to promote the sale of the Products or Extended Products or to otherwise perform any of Wyeth's obligations hereunder and agrees to refrain from using any such subagents, subdistributors or other persons.

         (b) Subject to delivery to Wyeth by Biomatrix of Wyeth's (i) launch quantities as set forth on Exhibit C to the Supply Agreement and (ii)

                                        *


of the first Contract Year sample quantities of the Initial Product, each ordered in accordance with the terms of this Agreement and the Supply Agreement, the Launch Date shall occur within

                                        *


of the Effective Date or Product Approval date, whichever is later.

         2.3. Conversion to Co-promotion or Co-exclusive License.

         (a)

                                        *


then Biomatrix may, at its option, elect to co-promote the Products and Extended Products in the Territory either itself (or through an Affiliate) or with a Designee selling for Wyeth's account.

                                        *

If Biomatrix elects to convert this Agreement to a co-promotional arrangement pursuant to the provisions of this Section 2.3, then Biomatrix (or an Affiliate) or its Designee shall be compensated as follows:

                                        *

If Biomatrix elects to co-promote the Products and Extended Products in the

         *Confidential portions have been omitted and filed separately with the Commission.

Territory under this Section 2.3(a), then Biomatrix (or an Affiliate) or its Designee may co-promote under the Trademark in the Territory.

         (b)

                                       *

shall fail to exceed,
                                        *

then Biomatrix may elect (i) to co-promote the Products and Extended Products under the Trademark for Wyeth's account itself (or through an Affiliate) or through the use of a Designee in the Territory or (ii) to convert Wyeth's license rights in the Territory to co-exclusive and co-market the Products and Extended Products itself (or through an Affiliate) in the Territory, and/or appoint a Designee in the Territory and sell Products and Extended Products under a Trademark that is not similar to the Trademark. Biomatrix shall make any such election within
                                        *

If Biomatrix elects to co-promote the Products and Extended Products itself (or through an Affiliate) or through a Designee pursuant to the provisions of this
Section 2.3(b), then Biomatrix and/or its Designee shall be compensated on one of the following basis:

                                        *

         2.4. [RESERVED].

         2.5. Development Payments. As an inducement for and in consideration of the agreement of Biomatrix to actively participate in and support the Development Program as set forth in Section 6 herein, Wyeth hereby agrees to make the following additional non-refundable payments to Biomatrix:

         (a)

                                       *

payable within five (5) days after

                                       *

         (b)


                                        *


payable within five (5) days after

                                        *

         (c)


                                        *
payable within five (5) days after the last day of the month in which
                                        *

         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

         (d)

                                        *

payable within five (5) days after the last day of the month in which

         (e)

                                        *

payable within five (5) days after the last day of the month in which

                                        *


         For the avoidance of doubt, the performance milestones and payments set forth in paragraphs (c), (d) and (e) of this Section 2.5 shall be

                                        *

         2.6. Payments. In consideration for its license rights hereunder Wyeth will compensate Biomatrix for the use of its Trademarks, and the Patent and know-how components of the Products as follows:

         (a) Initial Term. During the Initial Term (as defined in the Supply Agreement), Wyeth will pay Biomatrix for Products according to the provisions of the Supply Agreement.

         (b) Exclusive Additional Period. During any Additional Period in which

                                        *

Wyeth will pay Biomatrix for Products for sale in the Territory according to the provisions of the Supply Agreement

                                        *


         (c)

                                        *





         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

         2.7. Nature of Payments. Each of the payments referred to in Sections
2.5 and 2.6 hereof are independent of each other payment hereunder and shall not be deemed satisfied by the making of any other payment hereunder. All payments to be made pursuant to Sections 2.5 and 2.6 or under the Supply Agreement shall be made in U.S. Dollars.

         2.8. Operations and Expenses. Except as otherwise set forth in this Agreement, the operations of Wyeth under this Agreement are subject to the sole control and management of Wyeth. Wyeth shall be responsible for all of its own expenses and employees. Wyeth shall provide, at its own expense, such office space and facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement. Wyeth agrees that it shall incur no expense chargeable to Biomatrix, except as may be specifically authorized in advance in writing in each case by Biomatrix.

         2.9 Independent Purchaser and Seller. Neither party shall be considered an agent or legal representative of the other party for any purpose, and neither party nor any director, officer, agent or employee thereof shall be, or be considered, an agent or employee of the other party. Neither party is granted nor shall exercise the right or authority to assume or create any obligation or responsibility, including without limitation contractual obligations and obligations based on warranties or guarantees, on behalf of or in the name of the other party.

         3. TERM AND TERMINATION.

         3.1. Term.

         (a) Initial Term. Unless this Agreement is sooner terminated in accordance with the provisions of this Agreement, this Agreement shall commence on the Effective Date and shall end with respect to Products on the later to occur of (i) the

                                       *

anniversary of the Launch Date or (ii) the date of the expiration of the last to expire of the Patents in the Territory (the "Initial Term"); provided, however, that payments on account of the Trademark Royalty under Section 2.6(c) shall continue at all times when Wyeth is utilizing the Trademark under the terms set forth in the Trademark Agreement.

         (b) Additional Periods. This license shall be renewable following the expiration of the Initial Term for further additional

                                       *

under the provisions of either Section 2.6(b) or Section 2.6(c) (each such additional term, an "Additional Period"). The parties shall Agree in writing upon whether the Additional Period shall be

                                        *

at least

                                        *


prior to the commencement of any such Additional Period. Biomatrix shall continue to

         *Confidential portions have been omitted and filed separately with the Commission.

supply Products

                                        *


as mutually agreed, until such time as Wyeth elects not to renew this license.

         3.2.

                                        *


         3.3. Insolvency. This Agreement may be immediately terminated by either party, upon giving written notice to the other party, in the event that the other party shall become insolvent or be declared bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, in which case termination shall be effective upon such written notice. The failure of either party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such party's rights under this Section 3.3, and such party reserves the right to exercise any such rights at any time after the occurrence of any such event.

         3.4. Breach. This Agreement may be terminated by either party if the other party shall commit a material breach of any provision hereof and shall not cure such breach within

                                        *


after a written notice by the other party to cure the breach; provided, that in the case of a payment breach such cure period shall be equal to


                                        *


after written notice.

                                        *


         3.5.
                                        *


         *Confidential portions have been omitted and filed separately with the Commission.

                                        *


         3.6. Certain Rights Upon Termination. (a) Upon termination of this Agreement for any reason whatsoever, other than pursuant to Section 3.1, Biomatrix shall have the unrestricted right to review, access, use and permit others to review, access and use, either directly or by cross-reference or incorporation or otherwise, all information, data, investigations, preclinical and clinical protocols (including without limitation, marketing information and information relating to laboratory, animal and human studies), and related regulatory approvals pertaining to the Products (the "Information") which are possessed or controlled by Wyeth or any of its Affiliates, or which Wyeth or any of its Affiliates has a right to review, access or use. Wyeth unconditionally agrees promptly to take any action and to execute and deliver to Biomatrix any documents or instruments reasonably requested by Biomatrix to permit Biomatrix to make full use of such unrestricted rights. In addition, Wyeth agrees that it shall, upon the request of Biomatrix, immediately inform all relevant regulatory authorities that Wyeth is no longer a licensee of the Products and shall take all action and execute and deliver all documents and instruments necessary in order to transfer all Product Approvals, Reimbursement Approvals and price approvals and other relevant documents relating to Products to Biomatrix or any Person designated by Biomatrix.

         (b) Notwithstanding the provisions of Section 3.6(a), both parties in good faith shall take whatever action necessary to clarify the relationship between Wyeth and Biomatrix during an Additional Period.


         3.7.  Effects of Termination.

         (a) Subject to Wyeth's rights set forth in Section 3.2(a), upon termination of this Agreement for any reason, other than pursuant to Section 3.1, Wyeth shall discontinue using the Trademarks or making any representations regarding its status as a licensee of Biomatrix and shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Products in the Territory and shall take such action as is necessary to terminate Wyeth's registration as Biomatrix's licensee with any governmental authority.

         (b) Termination of this Agreement shall not affect obligations of either party that may have accrued prior to the effective date of termination or any obligation









         *Confidential portions have been omitted and filed separately with the Commission.

specifically stated to survive termination. Except to the extent limited by
Section 3.8, termination of this Agreement shall be in addition to, and shall not be exclusive of or prejudicial to, any other grounds for termination or rights or remedies at law or in equity which either party may have on account of any default of the other party.


         3.8. Waiver. Wyeth and Biomatrix hereby waive, to the extent they are able to do so under applicable law, any statutory rights they may have or acquire under the laws of the Territory in respect of the termination of the relationship established hereby pursuant to the terms hereof, and agree that the rights available to them hereunder in the event of such termination are adequate and reflect the agreement of the parties. Neither Wyeth nor Biomatrix nor any of their respective Affiliates shall have any right to claim any indemnity for goodwill or loss thereof, lost profits, loss of prospective compensation, expenditures, investments, leases or any type of commitment made in connection with the business of such party in reliance on the existence of this Agreement or any damages arising from the termination of this Agreement by the other party in accordance with the terms hereof.

         4. PAYMENTS; EXCHANGE RATE. All payments hereunder shall be made in U.S. Dollars. Payments to Biomatrix shall be wired to an account in a bank designated by Biomatrix and the costs of any such remittance shall be borne by Wyeth.

         5. WITHHOLDING. All payments to be made by Wyeth under this Agreement shall be made in full, free and clear of and without any deduction of or withholding for or on account of any taxes levied in the Territory or elsewhere; provided that if Wyeth shall be required by law to make any deduction or withholding from any payment to Biomatrix then:

         (i) Wyeth shall ensure that such deduction or withholding does not exceed the minimum legal liability therefor;

         (ii) at least thirty (30) days prior to the first deduction or withholding, Wyeth shall notify Biomatrix thereof, and the parties shall negotiate in good faith adjustments to the payments hereunder in order to minimize or eliminate such deduction or withholding, provided that the total payments by Wyeth shall not increase; and

         (iii) Wyeth shall forward to Biomatrix such documentary evidence as may be available in respect of each deduction, withholding or payment together with each payment or promptly thereafter.

6.       DEVELOPMENT PROGRAM

         6.1. General. Commencing upon receipt of the necessary Product Approvals for the sale of the Initial Product in the United States, during any period in which Wyeth is the exclusive licensee of Products in the Territory, the parties shall maintain a fund (the

"Development Fund") for the purpose of funding research and clinical trials relating to the marketing, sales and development of Improvements and Extended Products and any post-marketing study required by the FDA as part of the Initial Product approval (the "Development Program").


         6.2. Funding. (a) The Development Program and Development Fund shall be maintained and administered by the Committee.

         (b) The Development Fund shall not, unless otherwise agreed by the parties, exceed in the aggregate during its existence

                                       *

At such time as the Development Fund has reached

                                       *

the funding obligations of the parties for the Development Fund shall cease.

         (c)      The Development Program shall be funded as follows:

                  (i) Wyeth shall be obligated to contribute an amount equal to


                                        *

                           under this Agreement and the International License Agreement annually, up to an aggregate of

                                        *

                           per Contract Year, subject to subparagraph (iii) below, commencing the first Contract Year after receipt of the necessary Product Approvals for sale of the Initial Product in the United States; and

                  (ii) Biomatrix shall be obligated to contribute an amount equal to

                                       *

                           under this Agreement and the International
                           License Agreement annually, up to an aggregate of

                                       *

                           per Contract Year, commencing the first Contract Year after receipt of the necessary Product Approvals for sale of the Initial Product in the United States; and

                  (iii) In the event the amounts required to be contributed by Wyeth and Biomatrix under subparagraphs (i) and
                           (ii) above are less than the amount needed to fund the Development Program as determined by the Committee,


                                        *

                           Amounts advanced to the Development Fund

                                        *

         6.3.     Development Program Projects.


         *Confidential portions have been omitted and filed separately with the Commission.

         (a) Both parties will, as the Committee shall determine, perform such research and experimentation as the Committee shall determine toward the goal of advancing the Development Program.

         (b) The Committee shall meet periodically to review and discuss in detail the progress of the Development Program. The parties shall use their best efforts to have the appropriate personnel attend and participate in each of such meetings.

         (c) Each party acknowledges and agrees that, subject to the provisions of Section 6 hereof, this Agreement is not an agreement for the development of products other than Improvements and Extended Products; and, either party may work, either independently or with one or more third parties, outside the scope of this Agreement to develop other products, notwithstanding that such other products may be directly competitive with and/or superior to any Products or Extended Products developed hereunder.

         6.4. Expenses. Unless otherwise directed by the Committee, expenses for Development Projects shall be charged as follows:

         (a) No senior management time of either Party shall be billed;

         (b) Actual third-party expenses shall be billed as incurred;

         (c) For services of Wyeth, including without limitation statistical and monitoring services, for which there would be a clinical grant or which would normally be performed by a third party, the parties agree that the amount expensed by Wyeth shall be an amount equal to the clinical grant amount; provided that such amount shall not exceed the amount that an independent third party would charge to perform such services.

         (d) For services of Biomatrix, including without limitation pre-clinical or statistical/regulatory activities, the parties agree that the amount expensed by Biomatrix shall not exceed the amount an independent third party would charge to perform such services.


         6.5. Ownership. (a) Biomatrix shall own all proprietary rights to all Improvements and Extended Products (and any improvements thereto) that are developed under the Development Program and/or using the Development Fund. To the extent that employees of Wyeth may be inventors or joint inventors of any Improvements or Extended Products or any other inventions under the Development Program, Wyeth and its employees shall execute any and all necessary documents, including without limitation, applications for letters patent and assignments, to give effect to the intent of the parties that Biomatrix shall own all of the foregoing properties. To the extent that Biomatrix employees are the only inventors of any of these properties, then Biomatrix shall have the right to apply for patent protection on these properties in its own name.

         (b) Extended Products shall be encompassed within the terms of this Agreement and the International License Agreement, the Supply Agreement and the Trademark Agreement as they relate to Products. The parties agree that there shall be no additional milestone payments relating to any such Extended Products and that the Minimum Prices and Transfer Prices applicable to any such Extended Products would be substantially equivalent to the Minimum Price and Transfer Price applicable to the Initial Product unless the cost of manufacture of any such Extended Products is materially different than the cost to manufacture the Initial Product. If the parties are unable to agree upon any terms relating to Extended Products, the matter shall be submitted for resolution under the provisions of Section 9.9.

         (c) The parties agree that any Extended Products (to the extent that the parties are able to negotiate terms for an Extended Product) shall have their own Contract Years, Initial Term and Additional Periods separate and distinct from the Contract Years, Initial Term and Additional Periods relating to the Products on a country-by-country basis within the Territory.


         7. COMPETING PRODUCTS.

         7.1. Non-competition by Wyeth. In recognition of the rights granted by Biomatrix to Wyeth and the other obligations of Biomatrix hereunder, Wyeth agrees that it shall not, directly or indirectly (alone or with others), and it shall ensure that its Affiliates shall not, directly or indirectly (alone or with others), during the Non-competition Period, manufacture, sell, market, distribute or promote a Competing Product in the Territory;

                                        *

If Wyeth

                                        *


Wyeth agrees

                                        *

Wyeth acknowledges and agrees that, in the event of a breach or threatened breach by Wyeth of its obligations under this Section 7.1, Biomatrix will have no adequate remedy at law, and accordingly shall be entitled to injunctive or other appropriate equitable remedies against such breach or threatened breach in addition to any other remedies which Biomatrix may have.

         7.2.

                                        *



         *Confidential portions have been omitted and filed separately with the Commission.

                                        *


         8. CONFIDENTIAL INFORMATION; PUBLIC ANNOUNCEMENTS.

         8.1. Confidential Information. All information acquired by either party (the "Recipient") from the other party or any of its Affiliates (the "Discloser") during the term of this Agreement or prior to the Effective Date, relating directly or indirectly to the present or potential business, operations, corporate, technical or financial situation of the Discloser, or to manufacturing know-how, patents, data, test results, techniques, processes, procedures, raw materials, dealer, supplier and customer lists, the Information described in Section 3.6, pre-clinical and clinical protocols or any improvements thereof of the Discloser ("Confidential Information") is confidential, and shall be held in trust by the Recipient for the exclusive benefit of the Discloser. Unless otherwise agreed to in writing by the Discloser, the Recipient shall not at any time, either during or subsequent to the term of this Agreement, use for itself (other than in accordance with the terms of this Agreement) or any other Person, or disclose or divulge to any Person, other than to those of its employees and advisors and Affiliates who require the same for the purposes hereof





























         *Confidential portions have been omitted and filed separately with the Commission.

and who are bound by the same obligations of confidentiality, non-disclosure and non-use as set forth herein, any Confidential Information or any other confidential or proprietary information of the Discloser of which the Recipient may acquire knowledge; provided, however, that the confidentiality, non-disclosure and non-use provisions contained in this Section 8.1 shall not apply to any information or data to the extent that the Recipient:

         (i) shall demonstrate by written evidence that such information or data is known generally to persons in the trade through no act or omission of the Recipient or any of its Affiliates;

         (ii) is required by any government authority to disclose such information or data, including without limitation for the purposes of obtaining and maintaining any Product Approvals under this Agreement; or

         (iii) shall demonstrate by its written records that such information or data was disclosed to or created by it or its Affiliates on a non-confidential basis from a source other than the Discloser or its Affiliates and that such disclosure or creation did not constitute a breach of any applicable confidentiality obligations.

All Confidential Information shall be immediately returned to the Discloser upon termination of this Agreement, along with any copies, reproductions, digests, abstracts or the like of all or any part thereof in the Recipient's possession or under the Recipient's control, and upon such return any computer entries or the like relating thereto shall, to the extent legally permissible, be destroyed. The Recipient shall then attest to the Discloser in writing as to the return and/or destruction of the Confidential Information. Such return (and destruction) will not affect the Recipient's obligations hereunder, which shall survive indefinitely or, if a definite period is required under applicable law, until five (5) years after termination or expiration of this Agreement. Notwithstanding anything herein to the contrary, the provisions of this Section
8.1 shall be subject to Biomatrix's rights under Section 3.6.


         8.2. Public Announcement. Except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, and except as otherwise agreed to by the parties hereto in writing, the parties agree to keep the existence of this Agreement, and the transactions contemplated hereby, strictly confidential. The parties shall agree upon the text of an initial public announcement relating to the transactions contemplated by this Agreement as soon as possible after the Effective Date. Any subsequent public announcements regarding this Agreement or the transactions contemplated herein shall also be agreed upon in writing between the parties prior to any release thereof.


         9. INTELLECTUAL PROPERTY; AGREEMENT PRODUCT MARKING; PROMOTIONAL INFORMATION; REGULATORY MATTERS.

         9.1. PATENTS. (a) Biomatrix shall be responsible, at its cost and expense, for prosecuting to issuance in the Territory all patent applications, for filing and prosecuting all patent reissues and reexaminations, for applying for and obtaining any patent term extensions, and for paying all maintenance, fees on a large entity basis, on all patents, and all such applications and patents shall constitute Patents under this Agreement.

         (b) Upon Wyeth's request, Biomatrix shall provide Wyeth with a copy of the prosecution file wrapper histories of each patent constituting Patents under this Agreement.


         9.2. Trademarks. The Trademark Agreement sets forth the terms and conditions of Wyeth's use of the Trademarks. Upon termination of this Agreement, all rights set forth herein with respect to the Trademarks shall terminate and the rights and obligations set forth in the Trademark Agreement shall govern the use of the Trademarks.


         9.3. Notice of Infringement. Each party hereto agrees to notify the other in writing promptly (but not later than thirty (30) days) after obtaining knowledge of any infringements or imitations of the Trademarks or Patents by third parties. Further, Wyeth agrees to notify Biomatrix immediately after it becomes aware that any of the Products or Extended Products sold in the Territory are thereafter sold or transported outside the Territory.


         9.4. Labelling and Promotional Materials. Wyeth shall provide Biomatrix with labelling masters, instructions, specifications and copies of all marketing, labelling and promotional material it intends to use relating to the Products or Extended Products. All such labelling, packaging and promotional material that include claims or items impacting regulatory approvals shall be consistent with all relevant regulatory requirements and shall be reviewed by Biomatrix and shall be subject to its written approval prior to use. All other major promotional materials for launches and subsequent promotions shall be provided by Wyeth to Biomatrix within a reasonable time prior to their use in order to allow Biomatrix to comment on such materials. Wyeth shall provide Biomatrix with all other promotional materials as promptly as practicable.


         9.5. Legend. Subject to applicable laws and regulations in the Territory, all relevant packaging and promotional material for the Products and Extended Products used or sold by Wyeth shall contain (i) all applicable markings needed to keep the Trademarks enforceable throughout the Territory as specified in writing by Biomatrix to Wyeth, and (ii) a legend which shall be displayed in a reasonably conspicuous manner on all packaging of such Products and Extended Products containing the corporate identification logo of Biomatrix in at least equal prominence as that of Wyeth, and indicating that such Product or Extended Product has been developed and manufactured by Biomatrix, Inc., and its affiliates, 65 Railroad Avenue, Ridgefield, New Jersey, 07657 U.S.A. or similar statement in such form as is consistent with Biomatrix's practices in distributing the Product through other distribution arrangements in other territories.

         9.6. Promotional Support.

         (a) Samples. Wyeth will be allowed to purchase up to a maximum of

                                       *

respectively, solely for the purposes of promotion of the Initial Product in the Territory. Biomatrix agrees to sell such samples to Wyeth for a price equal to

                                        *
for each such Unit.

         (b) Exchange of Information. Biomatrix and Wyeth shall provide to each other on an ongoing basis and without charge (to the extent not prevented by law or contract from doing so) all marketing, medical, scientific and other information relating to the Products and Extended Products (including summary data from studies, clinical trials and the like as well as information regarding adverse events associated with the use of the Products and Extended Products), the proceedings of all symposia on the Products and Extended Products and all promotional information that is available to such party relating to the Products and Extended Products. In addition, Biomatrix and Wyeth shall provide each other with access to such primary data and information in its possession as the other may reasonably request regarding the results of the studies contained in such summary data referred to above. Each party shall have the right to use the marketing, promotional, medical, scientific and other information of the other party as long as such use is not restricted or limited by any other provision in this Agreement.

         (c) Reference to Viscosupplementation and Biomatrix. Subject to applicable laws and regulations in the Territory, Wyeth shall ensure that all trade literature, publications and promotional materials relating to the Products and Extended Products produced by or on behalf of Wyeth or any of its Affiliates shall, in a reasonably conspicuous manner, refer to viscosupplementation. In major promotional materials, and other material where appropriate, Wyeth shall, in a reasonably conspicuous manner, reference that the concept and the name viscosupplementation have been conceived and introduced by the founders of Biomatrix. The product positioning for the Initial Product shall be the same as is currently used by Biomatrix, as redefined from time to time by Biomatrix based upon current and new scientific, medical or marketing information obtained.

         9.7. Customer Service. In connection with sales of Products and Extended Products in the Territory, Wyeth shall carry out, at its expense, all order entry, sales reporting, accounts receivable and collections and costs related thereto.

         9.8. Marketing Plan. Three months prior to the end of the

                                       *

Agreement Year, Wyeth shall prepare at its own expense and deliver to Biomatrix a

                                       *

forecast of its sales of Products and Extended Products in the Territory (the "Marketing Plan") setting forth (i) its projections of Net Revenues for the Territory for each of the

         *Confidential portions have been omitted and filed separately with the Commission.

(ii) its projected marketing efforts in the Territory during such

                                        *

period, and its projections of the cost thereof, and (iii) its projected marketing mix. Wyeth shall prepare the Marketing Plan in good faith and shall use Commercially Reasonable Efforts in such preparation.

         9.9. Development, Marketing and Sales Steering Committee. The parties shall establish a development, marketing and sales steering committee (the "Committee") comprised of three (3) voting representatives designated by each party. The Committee will be administered by a chairman appointed from the members, alternating yearly among representatives of Biomatrix and Wyeth. The Committee will meet at least twice annually, or more often if necessary as requested by either party, and written minutes of each meeting shall be kept. In addition to any specific powers granted to the Committee in this Agreement and the Supply Agreement, the Committee shall oversee the continued development of the Improvements and Extended Products with respect to label extensions, product reimbursement approvals, the marketing and sale of the Products and Extended Products, and the development of promotional programs and the preparation of marketing studies. The Committee shall not have the authority to change the responsibilities of either party under this Agreement. Decisions of the Committee shall be made by consensus (a majority of the members designated by each party). If, after a period of thirty (30) days (or earlier at the election of either party), a matter is still not resolved, it shall be referred to the CEO of Biomatrix and the Executive Officer of American Home Products Corporation responsible for its global pharmaceutical operations, or their designees, to resolve in a period of thirty (30) days through good faith discussions, or if still unresolved, to promptly agree upon a binding third party dispute resolution mechanism intended to promptly and fairly resolve the matter in dispute. The Committee will have no control over the marketing, sales or development budget of either party.

         9.10. Co-Promotion. Promptly following the receipt of the Product Approval for the Initial Product in the Territory, Biomatrix shall hire and train as employees of Biomatrix (at Wyeth's expense)

                                       *

sales representatives to assist Wyeth with the marketing and sale of the Products (the "Product Specialists"). The Product Specialists shall co-promote the Products and Extended Products in cooperation with Wyeth's marketing and sales force in accordance with marketing plans approved by the Committee. All sales of the Products in the Territory made by the Product Specialists during the term hereof shall be


                                        *


         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

Beginning in the
                                        *

Biomatrix shall have the right to require that the Product Specialists be permitted to market, promote and sell other products manufactured by Biomatrix for the account of Biomatrix. Biomatrix shall have the right to assign up to a total of

                                        *

of the Product Specialists under this Agreement and the International Agreement toward the promotion of Products and Extended Products

                                        *


         9.11. Customer Lists. Wyeth shall maintain a master customer list containing relevant information on sales of the Products and Extended Products and shall deliver copies of such list to Biomatrix on a quarterly basis.

         9.12 Product Vigilance System. Wyeth shall be responsible for maintaining medical device vigilance systems, as established for the Products and Extended Products by applicable regulatory requirements, and shall promptly provide Biomatrix with notice of all product related events and complaints, including medical complaints. The parties shall develop a mutually agreed procedure to comply with applicable regulatory requirements and the policies of each party. Biomatrix shall be solely responsible for processing, analyzing and, if necessary, reporting medical complaints to regulatory authorities. Wyeth shall provide all necessary support to Biomatrix for carrying out such activities.

         9.13.
                                        *















         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

         9.14. Compliance. Wyeth shall, at its expense, comply with any and all governmental laws, regulations, and orders that may be applicable to Wyeth by reason of its execution of this Agreement including any requirement to be registered as Biomatrix's reseller of products with any governmental authority, and including all laws, regulations or orders that govern or affect the ordering, shipment, import, sale (including government procurement), delivery, or redelivery of Products and Extended Products in the Territory. Wyeth shall furnish Biomatrix with such documentation as Biomatrix may request to confirm Wyeth's compliance with this Section 9.14 and agrees that it shall not engage in any course of conduct that, in Biomatrix's reasonable belief, would cause Biomatrix to be in violation of the laws of any jurisdiction.


         9.15. Local Laws. Each party shall notify the other party of the existence and content of any provision of law in the Territory or any other applicable law that conflicts with any provision of this Agreement at the time of its execution or thereafter.


         9.16. Questionable Payments. Wyeth shall not, directly or indirectly, in the name of, on behalf of, or for the benefit of Biomatrix offer, promise or authorize to pay, or pay any compensation or give anything of value to, any official, agent or employee of any government or governmental agency, or to any political party or officer, employee or agent thereof in connection with the promotion or sale of Products and Extended Products.


         10. SUPPLY OF PRODUCTS. The Supply Agreement sets forth the terms and conditions for sale of Products by Biomatrix (or its Affiliates) to Wyeth.


         11. INDEMNIFICATION; LIMITATION ON LIABILITY


         11.1. Indemnification from Wyeth. Subject to the provisions of Section 11.3, Wyeth shall defend, indemnify and hold Biomatrix and its Affiliates and their respective directors, officers, agents and employees harmless from and against any and all liabilities, claims, damages and expenses (including without limitation actual court costs and reasonable attorneys' fees regardless of outcome) resulting from or arising out of or in connection with:









         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

         11.2. Indemnification from Biomatrix. Subject to the provisions of
Section 11.3, Biomatrix shall defend, indemnify and hold Wyeth and its Affiliates and their respective directors, officers, agents and employees harmless from and against any and all liabilities, claims, damages and expenses (including without limitation actual court costs and reasonable attorneys' fees regardless of outcome) resulting from or arising out of or in connection with:

                                        *


         11.3.      Limitation on Liability.

         NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN SECTIONS 11.1 AND 11.2 ABOVE, OR ANY OTHER PROVISION OF THIS AGREEMENT, THE SUPPLY AGREEMENT, OR THE TRADEMARK AGREEMENT, IN NO EVENT (INCLUDING THE FAULT, NEGLIGENCE OR STRICT LIABILITY OF EITHER PARTY) SHALL EITHER PARTY BE LIABLE





























         *Confidential portions have been omitted and filed separately with the Commission.

TO THE OTHER PARTY OR ANY THIRD PARTY, INCLUDING ANY PURCHASER OF PRODUCTS OR EXTENDED PRODUCTS, FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES OTHER THAN TO THE EXTENT NECESSARY TO REIMBURSE SUCH OTHER PARTY FOR DAMAGES ACTUALLY PAID TO A NON-AFFILIATED THIRD PARTY, PROVIDED THAT SUCH DAMAGES ARE OTHERWISE COVERED BY THE PROVISIONS OF SECTION 11.1 OR SECTION 11.2, AS THE CASE MAY BE.


         11.4 Indemnification Procedure. The party claiming indemnification ("Indemnitee"), after being advised of any assertions of any such third party claims or suits or upon the bringing or filing of such claims or suits by any third party against the Indemnitee, shall promptly notify the party from which indemnification is sought ("Indemnitor") thereof; provided, that the failure to promptly notify shall not affect the Indemnitor's obligations hereunder except to the extent the Indemnitor is prejudiced by the delay in notification. The Indemnitee shall permit the Indemnitor's attorneys to handle and control the defense of such claims or suits at the Indemnitor's cost. The Indemnitee shall co-operate with the Indemnitor in the defense of such claims or suits. The parties agree that there shall be no settlements, whether agreed to in court or out of court, without the prior written consent of the Indemnitor.


         12. REPRESENTATIONS OF BIOMATRIX. Biomatrix represents, warrants and covenants as follows:

         12.1. Biomatrix is a corporation duly organized and validly existing under the laws of the state of Delaware with the full power to conduct its affairs as currently conducted and contemplated hereunder. All necessary action has been taken to enable it to execute and deliver this Agreement and perform its obligations hereunder.

         12.2. This Agreement is a valid and binding obligation of Biomatrix enforceable in accordance with its terms. Biomatrix has the unencumbered right to enter into this Agreement and to fulfill its duties hereunder. It is not and will not become a party to any agreement in conflict herewith. Accordingly, Biomatrix has the right to grant Wyeth the exclusive license granted hereunder in the Territory in accordance with the terms of this Agreement and such grant will not constitute a breach of any existing contractual or other arrangements between Biomatrix and any Affiliated or non-Affiliated third party, nor shall it infringe on the rights of any Affiliated or non-Affiliated third party.

         12.3 No approval, consent, order, authorization or license by, giving notice to or taking any other action with respect to, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Biomatrix and the performance by Biomatrix of its obligations hereunder, other than the Product Approvals contemplated herein and any required approvals under Section 25.

         13. REPRESENTATIONS OF WYETH. Wyeth represents, warrants and covenants as follows:

         13.1. Wyeth is a corporation duly organized and validly existing under the laws of the State of Delaware with the full power to conduct its affairs as currently conducted and contemplated hereunder. All necessary action has been taken to enable it to execute and deliver this Agreement and perform its obligations hereunder.

         13.2. This Agreement is Wyeth's valid and binding obligation enforceable in accordance with its terms. Wyeth has the unencumbered right to enter into this Agreement and to fulfill its obligations hereunder. It is not and will not become a party to any agreement in conflict herewith. Accordingly, Wyeth has the right to act as the exclusive licensee of the Products and Extended Products in the Territory in accordance with the terms of this Agreement and the performance of its obligations hereunder will not constitute a breach of any existing contractual or other arrangements between Wyeth and any Affiliated or non-Affiliated third party, nor shall it infringe the rights of any Affiliated or non-Affiliated third party.

         13.3. No approval, consent, order, authorization or license by, giving notice to or taking any other action with respect to any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Wyeth and the performance by Wyeth of its obligations hereunder, other than the Product Approvals contemplated herein and any required approvals under Section 25.

        14.     INSURANCE.

         (a) Biomatrix shall maintain comprehensive general liability insurance coverage including products liability with a minimum limit of not less than

                                       *

         (b) Wyeth warrants that it is self-insured for the first

                                       *

of product liability exposure on an annual aggregate basis and purchases excess insurance above such self-insurance amount.

         15. INFRINGEMENT. Each of Wyeth and Biomatrix will promptly notify the other party in writing of any infringement of a Patent or Trademark or the know-how or unauthorized disclosure or use of any Confidential Information, of which it becomes aware in the Territory. Biomatrix shall have the exclusive right at its own cost to take all legal action in the Territory it deems necessary or advisable to eliminate or minimize the consequences of such infringement of a Patent or Trademark or the know-how in the Territory. For the purpose of taking any such legal action, Biomatrix shall have the right, to use the name of Wyeth and/or any Affiliate of Wyeth as plaintiff, either solely or jointly in accordance with the applicable rules of procedure. Wyeth shall promptly furnish Biomatrix with whatever written authority may be required in order to enable Biomatrix to



         *Confidential portions have been omitted and filed separately with the Commission.

use Wyeth's name in connection with any such legal action, and shall otherwise cooperate fully and promptly with Biomatrix in connection with any such action. All proceeds realized upon any judgment or settlement regarding such action shall belong exclusively to Biomatrix.


         16. REGULATORY ACTIVITIES.


         16.1. GENERAL.

         (a) Approvals. (i) Biomatrix shall, at its cost, be solely responsible for obtaining and maintaining Product Approvals for the Initial Product in the Territory. (ii) Wyeth shall, at its cost, obtain and maintain all Reimbursement Approvals in the Territory.

         (b) Review by Biomatrix. Biomatrix shall be entitled to assist in developing the strategy and content of all applications for Product Approvals and Reimbursement Approvals and the content of all such applications shall be subject to Biomatrix's prior written approval. All Product and Reimbursement Approvals shall be held as the exclusive property of and in the name of Biomatrix except to the extent that applicable law requires that such approvals be held in the name of Wyeth, or unless otherwise agreed in writing by the parties. Any filings for reimbursement or regulatory approval in the Territory shall be subject to the prior written approval of each of the parties.

         (c) Mutual support. Wyeth and Biomatrix shall provide reasonable advice and assistance to each other as may be necessary to obtain and maintain Product Approvals and, if applicable, satisfactory Reimbursement Approvals for Products in the Territory.

         (d) Transfer of approvals. In the event that the Product Approvals or the Reimbursement Approvals (if any) relating to any Product or Extended Product in the Territory is in the name of Wyeth or any of its Affiliates, it shall be transferred to Biomatrix immediately upon termination of the Agreement.

         (e) Reporting on Agreement Product. During the term of this Agreement, each party shall immediately notify the other in writing in the event that such party becomes aware of any failure of the Products or Extended Products to comply with any of the requirements therefor specified in any Product Approval.

         (f) Ongoing information exchange. Each party shall keep the other advised of regulatory interactions, activities and correspondence and the registration status of Products on a quarterly basis, except that matters requiring more immediate attention shall be communicated as soon as practicable.


         16.2. CLINICAL TRIALS; PUBLICATION OF RESULTS.

         (a) Wyeth shall be responsible, at its own cost, for conducting and managing any clinical trials which may be required in order to obtain or maintain Product Approvals and Reimbursement Approvals in the Territory; provided that the protocols for all such clinical trials shall be subject to Biomatrix's prior written approval and Biomatrix shall have the right to audit the performance of any such clinical studies.
                                        *

         (b) Wyeth shall provide the completed data resulting from all clinical trials conducted in accordance with this Section 16.2 to Biomatrix, and Biomatrix shall be allowed to assist in analysis of the completed data and in preparing the final reports relating to such clinical trial data. Biomatrix and its Affiliates shall be free to use the results of any or all such clinical trials in the promotion, marketing and product licensing of Products and Extended Products outside the Territory. The results of any such studies will not be published or publicized in any way without the prior written approval of Biomatrix.


         17. FURTHER ASSURANCES. The parties hereto agree to execute such further or other documents and assurances as are necessary from time to time in order to give effect to the provisions of this Agreement.


         18. ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may, without the prior written consent of the other party, take any of the following actions (collectively referred to hereby as an "Assignment"): (i) assign or transfer its rights or obligations under this Agreement, (ii) license or sublicense any of its rights or obligations under this Agreement, or (iii) designate another person to perform all or part of its obligations under this Agreement or have all or part of its rights and benefits under this Agreement; provided, however, that a party may make Assignments to Affiliates of such party or to a successor, by merger or acquisition; and provided, further that in the case of an Assignment to an Affiliate the assigning party shall promptly notify the other party in writing of such Assignment and shall remain liable (both directly and as guarantor) with respect to all obligations so assigned and the other party will not be in a direct contractual relationship with such Affiliate. In the event of any permitted Assignment or in the event that an Affiliate of either party shall exercise rights and/or perform obligations hereunder pursuant to the terms of this Agreement, the assignee or Affiliate, as the case may be, shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement satisfactory to the other party hereto.


         19. GOVERNING LAW; INJUNCTIVE RELIEF.

         (a) This Agreement and the respective rights and obligations of the parties shall be governed by and construed in accordance with the internal and substantive laws of



         *Confidential portions have been omitted and filed separately with the Commission.

the State of New Jersey, United States of America (without regard to principles of conflicts of laws). In the event of any dispute touching or concerning this Agreement, the parties hereby agree to submit such dispute to their respective chief executive officers or their designees by notice delivered in accordance with the provisions of Section 24 hereof. Each of the parties agrees that any suit relating to this Agreement may be brought in the courts of the State of New Jersey or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and service of process in any such suit being made by mail at the address specified in Section 24. Each party hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New Jersey, equitable relief of a kind appropriate in light of the nature of the ongoing threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.


         20. SEVERABILITY. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction or by any governmental body to be invalid or unenforceable, such provision shall be deemed severable and the remaining parts and provisions of this Agreement shall remain in full force and effect.


         21. FORCE MAJEURE. Each of the parties shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue as long as the condition constituting such force majeure continues. For the purpose of this Agreement, force majeure is defined as contingencies beyond the reasonable control of either party, including, without limitation, acts of God, judicial or regulatory action, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm and labor disturbances (whether or not any such labor disturbance is within the power of the affected party to settle) or unavailability of supply materials. The party affected by force majeure shall provide the other party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its reasonable endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

         22. INTEREST. Any overdue amounts payable by either party hereunder shall bear interest compounded monthly at the prime lending rate for U.S. Dollars published from time to time in The Wall Street Journal

                                        *

per annum, or, if lower, the highest rate permissible by applicable law, from the due date until the date of payment.

         23. NO PARTNERSHIP; AGENCY OR FRANCHISE. This Agreement and the relations hereby established by and between Biomatrix and Wyeth do not constitute a partnership, joint venture, agency, franchise or contract of employment between them.

         24. NOTICES. All communications in connection with this Agreement shall be in writing and sent by postage prepaid first class mail, courier, or telefax, and if relating to default, late payment or termination, by certified mail, return receipt requested, telefax or courier, addressed to each party at the address above, in the case of Biomatrix, Attn: Chief Executive Officer, with a copy to: Justin P. Morreale, Esq., Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, U.S.A., and in the case of Wyeth, 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087, Attn: Senior Vice President, Global Business Development, with a copy to American Home Products Corporation, 5 Giralda Farms, Madison, New Jersey 07990, U.S.A., Attn: Senior Vice President and General Counsel or to such other address as the addressee shall last have designated by notice to the communicating party. The date of giving any notice shall be the date of its actual receipt.

         25. HART-SCOTT-RODINO. If required by law, the parties will, at their own expense (other than any required filing fees which shall be paid by Wyeth), prepare and make appropriate filings under Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (16 C.F.R. 801.1 et. seq.) (the "Act") as soon as reasonably practicable. The parties shall cooperate in the antitrust clearance process and agree to furnish promptly to the FTC and the Antitrust Division of the Department of Justice any additional information reasonably requested by them in connection with such filings. This provision shall bind Biomatrix and Wyeth upon execution but the other provisions of the Agreement shall not become effective until the waiting period provided by the Act shall have terminated or shall have expired without any action by any government agency or challenge to the transaction (the "Effective Date"). In the event the expiration of the waiting period does not occur within three (3) months after the date of signature of this Agreement by both parties, the parties shall revert to their status prior to signing this Agreement.

         26. SURVIVAL. The provisions of Sections 3.2, 3.5, 3.6, 3.7, 3.8, 8.1, 8.2, 9.2, 11.1, 11.2, 11.3, 11.4 and 16.1(d) of this Agreement shall survive the termination or expiration of this Agreement (as the case may be) and shall remain in full force and effect. The provisions of this Agreement that do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and


         *Confidential portions have been omitted and filed separately with the Commission.

interpreting the rights and obligations of the parties hereto with regard to, any dispute, controversy or claim which may arise under, out of, or in connection with this Agreement.


         27. MISCELLANEOUS. This Agreement, the International License Agreement, the Supply Agreement and the Trademark Agreement together set forth the entire agreement between the parties with respect to the transactions and arrangements contemplated hereby and supersede all prior oral or written arrangements between the parties. This Agreement may be modified or amended only by a written instrument executed and delivered by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party except by an instrument in writing signed and delivered by the party executing the waiver. This Agreement may be executed in several identical counterparts, each of which shall be an original, but all of which constitute one instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart. The English language version of this Agreement shall govern and control any translations of the Agreement into any other language. References herein to Sections and Exhibits are to Sections of and Exhibits to this Agreement. The title of this Agreement and the section headings contained herein are for convenience of reference only and shall not define or limit the provisions hereof.





                           [signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    AMERICAN HOME PRODUCTS CORPORATION


                                    By:      /s/ Fred Hassan
                                             -------------------------
                                    Name:    Fred Hassan
                                    Title:   Executive Vice President



                                    BIOMATRIX, INC.


                                    /s/ Endre A. Balazs
                                    -------------------------
                                    Endre A. Balazs
                                    Chief Executive Officer

                                    EXHIBITS


Exhibit A                  -        Initial Product Specifications

Exhibit B                  -        Patents and Trademarks

                                    EXHIBIT A



                         Initial Product Specifications


                      U.S. AGREEMENT PRODUCT SPECIFICATIONS

                           SPECIFICATION OF SYNVISC(R)
                                 (HYLAN G-F 20)


Test                                                 Specifications



                                        *






























         *Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT B



                             Patents and Trademarks


I.       SYNVISC RELATED UNITED STATES PATENTS



                                        *



































         *Confidential portions have been omitted and filed separately with the Commission.